EXHIBIT 10.61

                    THIRD AMENDMENT OF LEASE

          THIS THIRD AMENDMENT OF LEASE (this "Amendment") is made this 15th day of April, 1996 but shall be deemed effective as of January 1, 1995 (the "Effective Date") by and between CLOPPER ROAD ASSOCIATES, a Maryland joint venture ("Landlord")and MEDIMMUNE, INC., a Delaware corporation("Tenant").


                          INTRODUCTION

          A. Landlord and Tenant entered into a Lease Agreement dated February 14, 1991 (the "Original Lease") , whereby Tenant agreed to lease from Landlord forty thousand eight hundred forty three (40,843) square feet (the "Original Leased Premises") in the building (the "Building") known as Building D, located at 35 West Watkins Mill Road, in the Bennington Corporate Center in Gaithersburg, Maryland.

          B. Landlord and Tenant entered into a First Amendment of Lease dated June 8, 1993 (the "First Amendment") , pursuant to which Building ID was expanded and the square footage of the original Leased Premises was increased by the amount of such expansion (the "Expansion Space") collectively, the Original Leased Premises and the Expansion space shall be hereinafter referred to be the "Expanded Leased Premises" . Certain other changes were also made to the Original Lease as a result of the First Amendment.

          C. Landlord and Tenant entered into a Second Amendment of Lease dated June 30, 1993 (the "Second Amendment") pursuant to which the square footage of the Expanded Leased Premises was increased by adding space (the "Additional Space") in Building B located at 25 West Watkins Mill Road (collectively, the original Leased Premises, the Expansion Space and the Additional Space are hereinafter referred to as the "Leased Premises"); the Rent payable was adjusted, and certain other changes were made to the original Lease.

          D.  The Original Lease, the First Amendment and the
Second Amendment are herein collectively referred to as the "Lease".

          E. As a result of changes in the size of the Project, Landlord and Tenant desire to adjust the square footages, percentages and addresses in the Lease, and modify certain other provisions of the Lease as more specifically set forth below.

       NOW, THEREFORE, in consideration of the Introduction, which is deemed a substantive part of this Amendment, the covenants of the parties herein and in the Lease and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

       1.  Adjustments to Square Footages, Percentages and
Addresses

       (a) Paragraph III.C.1(a) is amended by striking the phrase after "Phase 3" in its entirety and replacing it with "
Buildings A and E (15 and 50 West Watkins Mill Road)."

      (b)  Paragraph III.C.l(b) is amended so that the term
"Rentable Area of the Buildings" will be deemed to be 137,222 square feet rather than 134,546 square feet in Paragraph
111.C.1(b) and throughout the Lease.

      (c) Paragraph III.C.l(e) is amended so that the term "Tenant's Portion" will be forty-two and thirty-one hundredths percent (42.31%) (58,054/137,222), computed on the basis of the ratio of the Rentable Area of the Leased Premises to the Rentable Area of the Buildings. This amended Tenant's Portion shall apply throughout the Lease.

       2. Notices. Paragraph X.G. of the Lease is hereby deleted in its entirety and replaced with the following new section:

       "X.G. Notices. Except as otherwise provided in this Lease, any requirement for a notice, demand or request under this Lease will be satisfied by a writing (a) hand delivered with receipt; (b) mailed by United States registered or certified mail or Express Mail, return receipt requested, postage prepaid; or (c) sent by Federal Express or any other nationally recognized overnight courier service, and addressed: (i) if to Landlord, c/o Manekin Corporation, 7470 New Technology Way, Frederick, Maryland 21703, with copies to: Manekin Corporation, 7165 Columbia Gateway Drive, Columbia, Maryland 21046,
       Attention: General Counsel and to Ann Clary Gordon, Esquire c/o Shapiro and Olander, 36 South Charles Street, Baltimore, Maryland 21201; and (ii) if to Tenant, at the Leased Premises. All notices that are sent in accordance with this Paragraph X.G. will be deemed received by the other party on the earliest of the following applicable time periods: (a) three business days after being mailed in the aforesaid manner; (b) the date the return receipt is executed; or, (c) the date delivered as documented by the overnight courier service or the hand delivery receipt. All rental payments and other charges payable by Tenant under this Lease will be delivered to Landlord at 7165 Columbia Gateway Drive, Columbia, Maryland 21046,
       Attention: Accounting Department. Either party may designate a change of address by written notice to the other party."

       3. Amendment. As of and after the date hereof, the Lease shall be amended and in full force and effect in such respects as are set forth in this Amendment, and all other provisions, terms, conditions and riders of and to the Lease shall in all respects remain in full force and effect as set forth in the Lease.

       4. Reaffirmation. Tenant hereby reaffirms and restates, and agrees to be bound by the covenants, promises, representations and agreements set forth in the Lease (except to the extent that they are expressly superseded by this Amendment) as if made herein.

      5. Defined Terms. Unless otherwise defined herein or unless the context requires a contrary meaning, all capitalized terms used in this Amendment shall have the meanings given to them in the Lease.

       6. Authority. Tenant represents and warrants to Landlord that the Lease and this Amendment were approved by all necessary parties, were validly executed by all necessary officers of Tenant, and are and remain binding upon and enforceable against Tenant in accordance with their terms, and that the name and address of Tenant's resident agent in the State of Maryland are The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

       IN WITNESS WHEREOF, Landlord and Tenant have respectively signed this Third Amendment of Lease under seal as of the day and year first above written, intending to be bound as of the Effective Date.

WITNESS/ATTEST:                CLOPPER ROAD ASSOCIATES
                              By: M.O.R.M. Associates Limited
Partnership
                              By: RA & PM, Inc.
Barbara C. Slade              By:  Alton D. Fryer(SEAL)
                              Name:  Alton D. Fryer
                              Title:  Vice President
                                      LANDLORD



WITNESS/ATTEST:                 MEDIMMUNE, INC.
Jayne L. Korolkoff              By:  David LeBuhn(SEAL)
                                Name:  David LeBuhn
                                Title:  Treasurer
                                         TENANT


STATE OF MARYLAND             )
                              )  TO WIT:
COUNTY/CITY OF Frederick      )

       I HEREBY CERTIFY that on this 19th day of April, 1996, before me, the subscriber, a Notary Public of the State of Maryland and County/City of Frederick, personally appeared before me Alton Fryer, Vice President, of RA & FM, Inc., a general partner of M.O.R.M. Associates Limited Partnership, a general partner of CLOPPER ROAD ASSOCIATES, Landlord, and s/he acknowledged the foregoing Fourth Amendment of Lease to be the act and deed of said joint venture.


       WITNESS my hand and notarial seal.

                                     Betty A. Frankel
                                     Notary Public
                                     Frederick Co., MD

My Commission Expires December 5, 1997.



STATE OF MARYLAND             )
                              )  TO WIT:
COUNTY/CITY OF MONTGOMERY/Gaithersburg)


       I HEREBY CERTIFY that on this 15th day of April, 1996, before me, the subscriber, a Notary Public of the State of Maryland and County/City of Montgomery/Gaithersburg, personally appeared before me David LeBuhn, who acknowledged her/himself to be the Treasurer of MEDIMMUNE, INC., Tenant and she/he acknowledged the foregoing Fourth Amendment of Lease to be the act and deed of said corporation.

       WITNESS my hand and notarial seal.


                                     Carol A. Iorio
                                     Notary Public


My Commission Expires:  July 11, 1998